FOR IMMEDIATE RELEASE
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            INTAC INTERNATIONAL, INC. ANNOUNCES:

                        2001 Revenues
                    Projected 2002 Revenues
  Expanded Focus on Strategic Investment Opportunities in China



     Hong Kong - January 28, 2002 - INTAC International, Inc., publicly traded in the United States (OTCBB:INTN) and in Europe (FSE:WKN 805768) announced today that it expects revenues for the year ended December 31, 2001 to exceed $20.0 million. Revenue is subject to audit verification, with actual amounts to be presented as part of the company's 2001 Form 10-K filing. Revenues for the period from January 3, 2001 (date of inception) to September 30, 2001 were approximately $12.4 million. The company reported net income of approximately $0.3 million for the same period. The company advises that the audited financial statements for Intac International Holdings Limited and its subsidiary as of September 30, 2001 and for the period then ended can be found in the company's Current Report on Form 8-K, dated as of October 13, 2001 (Date of Report), filed with the U.S. Securities and Exchange Commission.

     Additionally, the company announced today its revenue expectations for the current year. In this regard, the company projects revenues for the year ending December 31, 2002 to exceed $75.0 million, with anticipated profitability during that period. Mr. Wei Zhou, President and Chief Executive Officer of the company stated, "Asia-Pacific's mobile-phone market remains strong and continues to grow as we expected. We are confident that our handset distribution segment can become a formidable competitor in this marketplace." The company observed that the foregoing revenue projection and statement regarding operating performance are forward-looking statements and, although not intended to reflect a best case scenario, are based on optimistic expectations for the future and upon assumptions and estimates which are subject to the uncertainty of future events beyond management's control. No independent accountant has expressed an opinion on these statements.

     INTAC International, Inc. currently distributes wireless products manufactured by many of the major equipment manufacturers including Nokia, Motorola, Siemens, Ericsson and Samsung, primarily in the Asia-Pacific region. The company maintains offices in China (Hong Kong, Beijing) and Germany (Frankfurt) and will be opening an office in the U.S. (Dallas, Texas) by the end of February 2002.

     Intac also announced an expanded focus on strategic investment opportunities in China. Specifically, the company will transition into a vehicle dedicated to achieving capital appreciation through an aggressive investment program in diversified opportunities in China which demonstrate favorable growth potential. The company will invest in market segments across a variety of industry groups and, where appropriate, partner with other investors, businesses and organizations to exploit appropriate growth opportunities. Mr.Zhou stated, "With the entry into the WTO, China has embarked on an ambitious series of steps to reform its trade and business environment. We believe that this entry, together with other factors unfolding daily, cause China to be one of the world's last great economic frontiers. We also believe that Intac is correctly positioned to benefit from a more diversified investment approach to China."

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Mr. J. David Darnell, a member of the Board of Directors of the company, stated, "The Board is extremely impressed with Mr. Zhou and what he has been able to accomplish. We anticipate that his unique ability to manage multi-national business relationships and assemble highly efficient distribution networks will translate well as we expand into the newly opened Chinese marketplace. We realize that expanding our focus will present new challenges to the company; however, we are enthusiastic about the opportunities potentially available to us and confident in Mr. Zhou's ability to execute upon them." Mr. Zhou will be primarily responsible for leading the company in its expansion through China, although the company will need to add additional qualified management personnel with particular industry or segment experience where appropriate.

     While the company has no current agreements or understandings with respect to any investment opportunity in China, it anticipates seeking such opportunities almost immediately. There can be no assurance that any future investment will be completed or that, if completed, any such investment will prove profitable to the company. Investments of the type proposed by the company involve a number of risks, including, among others, the potential disruption of the company's existing business segment, the maintenance of uniform standards, controls, procedures and policies in each of the company's investments, the potential impairment of the company's reputation and relationships, the potential distraction of company management, the need for additional working capital and the company's ability to manage distinct business operations with, potentially, little or no industry or segment experience. In addition, future investments could result in the issuance of dilutive equity securities, the incurrence of debt or contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could have a negative effect on the company or its shareholders.

Certain of the statements above, including those statements regarding (1) projected revenue and operating results, (2) the anticipated effect of China's entry into the WTO and the opportunities potentially available to us as a result thereof,
(3) the anticipated expansion of China's mobile-phone market and our positioning or ability to compete therein, (4) our plans for expansion, (5) our perceived ability to execute upon our expanded growth strategy and (6) our ability to locate, acquire and integrate additional business opportunities in China, constitute forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results and could cause our expected results to differ materially from those expressed in the current forward-looking statements. These factors include, among other things: changes in general business conditions; the impact of competition in our industry, especially in the Asia-Pacific region; the fact that we are an early stage company with an unproven business model; our sales may increase, if at all, a pace slower than that currently forecast; our lack of long-term supply or distribution contracts; our historical and expected continued dependence on only a few sources of supply; the concentration of a significant majority of our existing business with a few large customers; the highly price competitive and constantly changing nature of the international wireless equipment distribution industry in which we compete; our need for additional working capital, particularly to the extent that we are able to locate a suitable investment opportunity; the low-margin nature of our handset distribution segment and the added expense structure assumed by us as a U.S. public company; political and economic events and conditions in jurisdictions in which we operate; the fact that we need additional, qualified management personnel, particularly in those areas in

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which we intend to invest; the complex regulations applicable to us as an operating company in China and elsewhere; changes in interest rates, foreign currency fluctuations and capital market conditions, all of those factors inherent in an aggressive acquisition program, including the ability to locate, consummate, fund and integrate the operations of the target companies; and other factors including those detailed under the heading "Business Risk Factors" in our Current Report on Form 8-K, as amended, as filed with the Securities and Exchange Commission. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise. In particular, we observe that we do not intend to update any of the financial projections or forecasts.

Contact:  James McAlister, VP-Finance, 214.762.0124, for further information.